freesoftwareclub.com, Inc.
                            600 Bancroft Way
                           Berkeley, CA 94710

                             Balance Sheet

                             December 1999

Assets
  Current Assets
    Cash on Hand
      Checking Account                                      $ 24,357.85
                                                              ---------
    Total Cash on Hand                                        24,357.85
                                                              ---------
  Total Current Assets                                        24,357.85
                                                              ---------
Total Assets                                                $ 24,357.85
                                                              =========

Liabilities
  Long Term Liabilities
    Other Long Term Liabilities                             $ 99,972.50
                                                              ---------
  Total Long Term Liabilities                                 99,972.50
                                                              ---------
Total Liabilities                                           $ 99,972.50

Equity
  Owners' Equity
    Investors Account                                       $124,758.00
                                                             ----------
  Total Owners' Equity                                       124,758.00
  Current Year Earnings                                     (200,372.65)
                                                             ----------
Total Equity                                                 (75,614.65)

Total Liability and Equity                                  $ 24,357.85
                                                              =========

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                        freesoftwareclub.com, Inc.
                            600 Bancroft Way
                           Berkeley, CA 94710

                          Profit & Loss Statement

                             December 1999


Income                                                     $   1,077.00

Cost of Goods                                                    680.63
                                                            -----------
Gross Profit                                               $     396.37
                                                            -----------
Expenses
  Web Building                                                90,000.00
  Design Services                                             75,000.00
  Equipment Expense                                            3,456.82
  Dues and Subscriptions                                       6,000.00
  Legal and Accounting                                           900.00
  Business Start Up Fees                                         329.00
  Bank Fees                                                       20.00
  Merchant Account Fees                                          245.00
  Service Provider Fees                                           40.00
  Collateral Expense                                          11,954.82
  Payroll
    Wages                                                      3,600.00
    Independent Expenses                                         519.03
  Postage and Shipping                                           343.10
  Telephone                                                      489.01
  Travel and Entertainment                                     7,872.24
                                                             ----------
Total Expenses                                               200,769.02
                                                             ----------
Operating Profit                                            (200,372.65)

Other Income

Other Expenses

Net Profit/(Loss)                                          $(200,372.65)
                                                             ==========